Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182720) of Engility Holdings, Inc. of our report dated March 21, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, VA

March 21, 2013